Exhibit 10.46

FOURTH AMENDMENT AGREEMENT

This FOURTH AMENDMENT AGREEMENT (this “Fourth Amendment”) is made and entered into as of March 1, 2020 (“Amendment Date”) by and between Sysorex, Inc., a Nevada corporation (the “Company”), and Inpixon, a Nevada corporation (the “Purchaser”). In this Fourth Amendment, the Company and the Purchaser are sometimes referred to singularly as a “party” and collectively as the “parties”. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note (as defined below) or the NPA (as defined below), as applicable.

WHEREAS, subject to the terms and conditions herein, the parties desire to amend that certain Note Purchase Agreement, dated as of December 31, 2018, by and between the Company and the Purchaser (as amended from time to time in accordance with its terms, the “NPA”), and the secured promissory note issued pursuant to the NPA, dated as of December 31, 2018 (as amended from time to time in accordance with its terms, the “Note”), to extend the Maturity Date from December 31, 2020 to December 31, 2022; and

WHEREAS, the parties desire to amend Paragraph 3 of the Note to increase the interest rate to apply upon the occurrence of an Event of Default as described herein; and

WHEREAS, the parties desire to amend Paragraph 5 of the Note to require prepayment of the Note in an amount equal to 6% of the aggregate gross proceeds raised in a financing as described in Section 3 below.

NOW, THEREFORE, in consideration of the mutual covenants of the parties as hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. Maturity Date. The reference in Paragraph 1 of the NPA to the Maturity Date is hereby amended to delete “the twenty-four (24) month anniversary of the date the Note is issued” and replace it with “December 31, 2022”. The reference in the preamble of the Note to the Maturity Date is hereby amended to delete “December 31, 2020” and replace it with “December 31, 2022”.

2. Event of Default Interest Rate. The third sentence in Paragraph 3 of the Note is amended and restated in its entirety as follows:

“Upon the occurrence of an Event of Default (as defined below), interest shall accrue on the outstanding Loan Amount of this Note at the lesser of the rate of twenty-one percent (21%) per annum or the maximum rate permitted by applicable law.”

3. Prepayment. Paragraph 5 of the Note is amended and restated in its entirety as follows:

“This Note may be prepaid by the Company at any time without penalty or premium. Immediately following the completion of any financing, or series of related financings, in which the Company raises aggregate gross proceeds of at least $5 million, in each case, the Company will make a cash payment to the Purchaser against the Loan Amount in an amount equal to no less than 6% of the aggregate gross proceeds raised.”

4. Effect on Transaction Documents.

4.1. As of the date hereof, each reference in the NPA to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the NPA, and each reference in the Note to “the Note Purchase Agreement,” “the Agreement,” “thereunder,” “thereof” or words of like import referring to the NPA shall mean and be a reference to the NPA, as amended by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment.

4.2. As of the date hereof, each reference in the Note to “this Note,” “hereunder,” “hereof” or words of like import referring to the Note, and each reference in the NPA to the “Note,” “thereunder,” “thereof” or words of like import referring to the Note shall mean and be a reference to the Note, as amended by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment.

4.3. Except as expressly set forth herein, the terms and conditions of the NPA and Note shall remain in full force and effect and each of the parties reserves all rights with respect to any other matters and remedies.

5. Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Fourth Amendment.

6. Miscellaneous.

6.1. This Fourth Amendment, the Third Amendment, the Second Amendment, the First Amendment, the Note, and the NPA contain the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters. This Fourth Amendment shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Fourth Amendment may not be amended, modified or supplemented, and no provision of this Fourth Amendment may be waived, other than by a written instrument duly executed and delivered by the parties.

6.2. It is hereby understood that this Fourth Amendment does not constitute an admission of liability by any party, including any admission of default under the NPA or the Note.

6.3. In all respects, including all matters of construction, validity and performance, this Fourth Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada as applicable to contracts made and performed in such State, without regard to principles thereof regarding conflicts or choice of law.

6.4. This Fourth Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same agreement. In the event that any signature is delivered in ..pdf by email, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature were the original thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed on the day and year first above written.

INPIXON

By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

[SIGNATURE PAGE OF THE PURCHASER]

SYSOREX, INC.

By:	/s/ Zaman Khan
	Name:	Zaman Khan
	Title:	Chief Executive Officer

[SIGNATURE PAGE OF THE COMPANY]

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